EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77K:
  Changes in Registrant's certifying accountant

EXHIBIT B:
Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
77K - Changes in Registrant's certifying accountant

PricewaterhouseCoopers LLP ("PwC"), Registrant's independent accountants, has been hired as an internal audit supporting service provider by The PNC Financial Services Group, Inc.
("PNC"), the parent company of Registrant's investment adviser and certain other service providers. In order to provide certain contemplated services to PNC and its affiliates in the future which would cause PwC to no longer be independent with respect to Registrant, PwC has declined to stand for re-election as independent accountants of Registrant after the completion of the fiscal 2003 audit, effective on or about November 30, 2003.

PwC's report on Registrant's financial statements for the fiscal years 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Registrant's Audit Committee approved engaging Deloitte & Touche LLP as the independent accountants to audit Registrant's financial statements for fiscal year 2004. A majority of Registrant's Board of Trustees, including a majority of the independent Trustees, approved the appointment of Deloitte & Touche LLP as Registrant's independent auditors for Registrant's fiscal 2004 audit on November 21, 2003, subject to the right of Registrant, by a majority vote of the shareholders at any meeting called for that purpose, to terminate the appointment without penalty.

For fiscal years 2002 and 2003, and during the subsequent period prior to PwC's declination to stand for re-election, Registrant and PwC have not had any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that either (1) have been resolved to PwC's satisfaction or (2) if not resolved to PwC's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Registrant states that no "reportable events" as defined in Item
304(a)(1)(v) of Regulation S-K existed for fiscal years 2002 and 2003 and during the subsequent period prior to PwC's declination to stand for re-election.

Registrant has not consulted Deloitte & Touche LLP on any accounting matters prior to its engagement.

Pursuant to the requirements of Item 304(a)(3) of Regulation S-K, Registrant has provided a copy of this Item 77K to PwC. PwC has furnished Registrant with a letter addressed to the SEC stating that it agrees with the statements made by Registrant herein. A copy of such letter from PwC is attached hereto as an exhibit.



EXHIBIT B:
FORM 10f-3
BLACKROCK FUNDS

Record of Securities Purchased Under the Trust's Rule 10f-3 Procedures

1. Name of Purchasing Portfolio:  BlackRock High Yield Bond Portfolio
2. Issuer:    Cincinnati Bell Inc. (rate-8.375%, due-1/15/14 )
3. Date of Purchase:  10/31/03
4. Underwriter from whom purchased:  Banc of America Securities LLC.
5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:
   PNC Capital Markets
6. Aggregate principal amount of purchase (out of total offering):
   $3.21 million (total offering:  $540 million)
7. Aggregate principal amount of purchase by funds advised by BlackRock (out of total offering): $15 million
8. Purchase price (net of fees and expenses):  100.00
9. Date offering commenced:  10/31/03
10. Offering price at end of first day on which any sales were made:
   102.850
11.	Have the following conditions been satisfied:
a.	The securities are part of an issue
	registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
		Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering.                                          YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                        YES

	c.	The underwriting was a firm commitment
		underwriting.                                      YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.         YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).        YES
Approved: (s) Andrew Findling
   Date:       1/27/04



FORM 10f-3
BLACKROCK FUNDS

Record of Securities Purchased Under the Trust's Rule 10f-3 Procedures

1. Name of Purchasing Portfolio:
   BlackRock Core Plus Total Return Portfolio
2. Issuer: The Procter & Gamble Company. (rate-3.5%, due-12/15/08)
3. Date of Purchase:  11/18/03
4. Underwriter from whom purchased: JP Morgan Securities Inc.
5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:
   PNC Capital Markets, Inc.
6. Aggregate principal amount of purchase (out of total offering):
   $224,707.50 (total offering:  $649.2 million)
7. Aggregate principal amount of purchase by funds advised by
   BlackRock (out of total offering):  $15.0 million
8. Purchase price (net of fees and expenses):  99.870
9. Date offering commenced:  11/18/03
10. Offering price at end of first day on which any sales were made:
   100.437
11.	Have the following conditions been satisfied:
a.	The securities are part of an issue
	registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
		Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering.                                           YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                        YES

	c.	The underwriting was a firm commitment
		underwriting.                                      YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.         YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).        YES
Approved: (s) Daniel Chen
   Date: 1/23/04



EXHIBIT C:
Item 77Q1(f) - Letter from independent accountants furnished pursuant to sub-item 77K

November 28, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the statements made by BlackRock Funds (copy attached), which we understand will be filed with the Commission, pursuant to Item 77(k) of Form N-SAR, as part of the Funds' Form N-SAR report for the six-month period ended
September 30, 2003. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

PricewaterhouseCoopers LLP